Exhibit (f)
CONSENT OF THE FEDERAL REPUBLIC OF GERMANY
     On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2010 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW filed with the Securities and Exchange Commission of the United States of America.
May 16, 2011

By:	/s/ Elke Kallenbach
	Name:	Elke Kallenbach
	Title:	Ministerialrätin (Head of Division)